Exhibit 10.2
REGISTRATION RIGHTS AGREEMENT
DATED AS OF JULY 22, 2009
BY AND BETWEEN
LSI INDUSTRIES INC.
AND
DAVID T. FEENEY, KEVIN A. KELLY AND CRAIG A. MILLER

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS	1

ARTICLE 2 REGISTRATION RIGHTS	2

2.1 Piggyback Registration	2

ARTICLE 3 REGISTRATION PROCEDURES	3

3.1 Filings; Information	3
3.2 Registration Expenses	5

ARTICLE 4 INDEMNIFICATION AND CONTRIBUTION	6

4.1 Indemnification by the Company	6
4.2 Indemnification by the Holder	7
4.3 Conduct of Indemnification Proceedings	7
4.4 Contribution	8

ARTICLE 5 MISCELLANEOUS	8

5.1 Rule 144 and Rule 145	8
5.2 No Inconsistent Agreements	9
5.3 Successors and Assigns	9
5.4 No Waivers, Amendments	9
5.5 Notices	10
5.6 Terms of Agreement	11
5.7 Governing Law; Submission to Jurisdiction	11
5.8 Section Headings	11
5.9 Entire Agreement	11
5.10 Severability	11
5.11 Counterparts	12
5.12 Parties in Interest	12
5.13 Enforcement; Further Assurances	12

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REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is entered into as of July 22, 2009 by and between LSI Industries Inc., an Ohio corporation (the “Company”), and David T. Feeney, Kevin A. Kelly and Craig A. Miller (each, a “Holder, and collectively, the “Holders”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Purchase Agreement (as hereinafter defined).
WITNESSETH:
WHEREAS, pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of even date herewith, by and among the Company, LSI Acquisition Inc., and the Sellers identified therein and a Real Estate Purchase Agreement dated as of even date herewith between certain parties to the Purchase Agreement, the Companies sold substantially all of their assets to the Company; and
WHEREAS, the Holders own 100% of the issued and outstanding capital interests in Kelmilfeen, Technology and Engineering and were induced in part to enter into the Purchase Agreement by the Company’s agreement to enter into this Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
As used in this Agreement, the following terms have the following meanings:
(a)
“Affiliate”, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise;

(b)	“Agreement” shall have the meaning set forth in the preamble of this Agreement;
(c)	“Company” shall have the meaning set forth in the preamble of this Agreement;
(d)	“Exchange Act” shall mean the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
(e)	“Holders” shall have the meaning set forth in the preamble of this Agreement;
(f)	“Indemnified Party” has the meaning set forth in Section 4.3;

(g)	“Indemnifying Party” has the meaning set forth in Section 4.3;
(h)	“Piggyback Registration” has the meaning set forth in Section 2.1(a);
(i)	“Purchase Agreement” has the meaning set forth in the recitals to this Agreement;
(j)
“Registrable Security” means any LSI Common Shares constituting the Stock Consideration pursuant to the Purchase Agreement (including such LSI Common Shares held in escrow pursuant to the Purchase Agreement and the Escrow Agreement) and held by the Holders.

(k)	“Registration Expenses” has the meaning set forth in Section 3.2;
(l)	“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
ARTICLE 2
REGISTRATION RIGHTS
2.1 Piggyback Registration.
(a) Right to Piggyback. If at any time from the date hereof until the earlier of July 31, 2013 or second anniversary of the release of all of the Escrow Shares by the Escrow Agent under the Escrow Agreement, the Company proposes, either unilaterally or pursuant to the exercise of demand registration rights by a third party, to file a registration statement under the Securities Act (except with respect to registration statements on Forms S-4 or S-8, or any other form not available for registering the Registrable Securities for sale to the public generally) (a “Registration Statement”) with respect to an offering for its own account or for the account of another person (other than the Holders in their capacity as such) of LSI Shares (a “Proposed Registration”), then the Company shall in each case give written notice (the “Piggyback Notice”) of such proposed filing to each Holder at least fifteen (15) days before the anticipated filing date, and shall, subject to the terms and conditions herein, include in such Registration Statement such amount of Registrable Securities as the Holder may request within five (5) days of the receipt of such notice (each a “Piggyback Reply Notice”.) The Company shall register (“Piggyback Registration”) such Registrable Securities on the same terms and subject to the same conditions applicable to the registration in the Proposed Registration of securities to be sold by the Company or the persons selling under such Proposed Registration. The Holders acknowledge that the Company makes no representation regarding its eligibility to file a registration statement on Form S-3 with the Commission.
(b) Priority on Piggyback Registrations. If the managing underwriter or underwriters of such offering delivers an opinion to the Holders that the total dollar amount which they and any other persons intend to include in such offering is reasonably likely to materially and adversely affect the success or offering price of such offering, then the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced and the securities to be included in such Proposed Registration shall be prioritized as follows: first, the securities which the Company proposes to sell or that the Company is requested to register pursuant to the exercise by a third party of demand registration rights; and second, the Registrable Securities of the Holders and the other securities requested to be included in such registration, pro rata in accordance with the aggregate principal amount of such securities among the holders of securities requested (including the Holders) to be included in such registration.

(c) Right of Company to Withdraw/Abandon. Nothing herein shall be construed as limiting or otherwise interfering with the right of the Company to withdraw or abandon in its sole discretion any registration statement filed by it in connection with a Piggyback Registration notwithstanding the inclusion of Registrable Securities.
ARTICLE 3
REGISTRATION PROCEDURES
3.1 Filings; Information.
Whenever any Registrable Securities are to be registered pursuant to this Agreement:
(a)	[Reserved.]
(b)
The Company will prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method of distribution.

(c)
The Company will, prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, furnish to the Holders and their counsel copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval, which approval shall not be unreasonably withheld or delayed, by the foregoing at least fifteen (15) days before the anticipated date of filing of the Registration Statement or prospectus or at least five (5) days before the anticipated date of filing of any amendments or supplements thereto, and thereafter furnish to the Holders and their counsel such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holders.

(d)
After the filing of the Registration Statement, the Company will promptly notify the Holders covered by such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(e)
The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States and such other jurisdictions as any Holder reasonably (in light of such Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and such Holder’s intended plan of distribution and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder.

(f)
The Company will immediately notify the Holders of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly make available to the Holders any such supplement or amendment.

(g)
The Company will deliver promptly to the Holders, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company and its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement. The Company will make available to the Holders appropriate officers of the Company to answer any questions that the Holders may have with respect to the contents of the Registration Statement to the extent reasonably necessary to conduct reasonable due diligence on the Company and the matters addressed in the Registration Statement.

(h)
The Company will use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(i)	The Company will use its best efforts to cause all Registrable Securities to be listed on The Nasdaq Global Select Market or any successor thereof.
(j)
The Company may require the Holders to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k)
Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Holders covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

(l)
The Company will furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Article 2, on the date or dates provided for in the underwriting agreement if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, covering such matters as such counsel, underwriters and the Holders may reasonably agree upon (including such matters as are customarily given to underwriters in an underwritten public offering), addressed to the underwriters, if any, and (ii) a letter or letters dated as of such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, covering such matters as such accountants, underwriters and Holders may reasonably agree upon.

3.2 Registration Expenses.
In connection with any registration statement filed pursuant to Section 2.1, the Company shall pay the following registration expenses incurred in connection with any registration hereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and not more than one counsel for the Holders, as may be chosen by the Holders, and customary fees and expenses for independent certified public accountants retained by the Company, and (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration.
The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities. The Company shall have no obligation to arrange for any offering of Registrable Securities by or through any underwriter, investment bank, placement agent or other Person.

ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION
4.1 Indemnification by the Company.
To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Holder, its officers, directors, employees and agents, and each person, if any, who controls each Holder within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of LSI Common Shares) to which such Holder, officer, director, employee or agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto relating to the Registrable Securities or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse such Holder and each such officer, director, employee, agent and controlling Person for any legal and other expenses reasonably incurred by such Holder, officer, director, employee, agent or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as the same are contained in any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable to any such Holder or such Person’s directors, officers, agents or controlling Persons, in any such case for any such loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in conformity with written information relating to such Holder furnished to the Company by such Holder expressly for inclusion therein in connection with such registration; and, provided, further, that as to any preliminary prospectus or any final prospectus, this indemnity agreement shall not inure to the benefit of any such Holder or such Person’s directors, officers, agents or controlling Persons, on account of any loss, claim, damage or liability arising from the sale of Registrable Securities to any Person by such Holder if such Holder or its representatives failed to send or give a copy of the final prospectus or a prospectus supplement, as the case may be (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that Person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or final prospectus was corrected in the final prospectus or such prospectus supplement, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from the non-compliance by the Company with Section 3.1(f). The indemnities provided by this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder. Notwithstanding the foregoing, the indemnity set forth in this Section 4.1 shall not apply to amounts paid in settlement effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

4.2 Indemnification by the Holders.
To the fullest extent permitted by law, each Holder jointly and severally agrees to indemnify and hold harmless the Company its officers, directors and agents and each Person, if any, who controls the Company within the meaning of the Securities Act to the same extent as the indemnity from the Company to each Holder pursuant to clauses (i) and (ii) of Section 4.1, but only with reference to information related to Holders furnished in writing by the Holders or on either Holder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; provided will be limited to the net amount of proceeds received by the Holders from the sale of Registrable Securities pursuant to such Registration Statement. Notwithstanding the foregoing, the indemnity set forth in this Section 4.2, shall not apply to amounts paid in settlements effected without the consent of each Holder (which consent shall not be unreasonably withheld or delayed).
4.3 Conduct of Indemnification Proceedings.
Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an “Indemnifying Party”) notify the Indemnifying Party in writing of the claim or the commencement of such action, provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2, except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.
If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses as between the Company, on the one hand, and the Holders, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holders in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, the Holders shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE 5
MISCELLANEOUS
5.1 Rule 144 and Rule 145.
The Company covenants that it will use commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as each Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 145 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of either Holder, the Company will deliver promptly to such Holder a written statement as to whether it has complied with such requirements.

5.2 No Inconsistent Agreements.
The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.
5.3 Successors and Assigns.
(a) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities) who shall, upon such successions or assignment, as the case may be, be entitled to the rights of the Holders hereunder and shall be deemed a “Holder” for this Agreement; provided further the rights to cause the Company to register Registrable Securities pursuant to Article 2 may only be assigned pursuant to the terms of Section 5.3(b). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. In addition, the Holders shall be entitled to transfer any rights hereunder to any Affiliate, subject solely to the obligation that such member notify the Company of such assignment in writing and agree in writing to be bound by the terms of this Agreement.
(b) The rights to cause the Company to register Registrable Securities pursuant to Article 2 may be assigned (but only with all related obligations) by the Holders to their immediate family members, or any entity which is wholly owned by such person or a trust established solely for the benefit of one or more such persons, upon the transfer to such Person(s) of Registrable Securities, provided that: (a) the Company is, at the time of or within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned; and (b) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the execution of an Adoption Agreement in the form attached hereto as Exhibit A.
5.4 No Waivers, Amendments.
(a) Except as expressly set forth herein, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(b) Any amendment, modification or supplement to this Agreement shall not be enforced against any party hereto unless such amendment, modification or supplement is signed by the Company and the Holders.
(c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

5.5 Notices.
All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or, (b) if given by overnight courier or express mail service, when delivery is confirmed or, (c) if given by any other means, when delivered at the address specified in this Section 5.5. In each case, notice shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(i)	if to the Company:

LSI Industries Inc. P.O. Box 42728 10000 Alliance Road Cincinnati, Ohio 45242 Attention: Ronald S. Stowell Facsimile No.: (513) 791-0813

with a copy to:

Keating Muething & Klekamp PLL One East Fourth Street, Suite 1400 Cincinnati, Ohio 45202 Attention: Michael J. Moeddel and F. Mark Reuter Facsimile No.:(513) 579-6457

(ii)	if to the Holders:

c/o David T. Feeney 5521 Kinvarra Court Dublin, OH 43016 Facsimile No.: (614)

with a copy to:

Bricker & Eckler LLP 100 South Third Street Columbus, Ohio 43215 Attention: John W. Cook III Facsimile No.:(614) 227-2390

5.6 Terms of Agreement.
This Agreement shall terminate at such time as each Holder ceases to beneficially own any Registrable Securities; provided that any termination pursuant to this Section 5.6 will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.
5.7 Governing Law; Submission to Jurisdiction.
The Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its, his or her executors, heirs, legal representatives, successors or permitted assigns may be brought and determined in any federal or state court located in New York, New York, and each of the parties hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
5.8 Section Headings.
The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
5.9 Entire Agreement.
This Agreement and the Exhibit attached hereto constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.
5.10 Severability.
Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

5.11 Counterparts.
This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.
5.12 Parties in Interest.
This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as expressly set forth herein, neither this Agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.
5.13 Enforcement; Further Assurances.
(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
(b) The parties hereto agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, agreements and documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purposes of this Agreement.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

LSI INDUSTRIES INC.
By:	/s/ Ronald S. Stowell
	Name:	Ronald S. Stowell
	Title:	Vice President, Chief Financial Officer, and Treasurer

/s/ David T. Feeney
DAVID T. FEENEY

/s/ Kevin A. Kelly
KEVIN A. KELLY

/s/ Craig A. Miller
CRAIG A. MILLER

EXHIBIT A
ADOPTION AGREEMENT
This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Registration Rights Agreement, dated as of July 22, 2009 (the “Agreement”), by and between LSI Industries Inc. and the Holder identified therein. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:
1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), which shares are subject to the terms and conditions of the Agreement.
2. Agreement. As partial consideration for such transfer, Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, to the same extent and with the same rights and obligations as the person(s) from which such Stock is received and (ii) hereby agrees to become a party to the Agreement with the same force and effect as if Transferee were originally a party thereto.
3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.
4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Stock.
EXECUTED AND DATED this              day of             ,             .

TRANSFEREE:

Title:

Address:

Fax:

Spouse: (if applicable):

Name:

Acknowledged and accepted on_______________________, ______.

LSI INDUSTRIES INC.

By:

Name:

Title:

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